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                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, DC 20549

                               ------------

                                 FORM 8-K


                               CURRENT REPORT
                   PURSUANT TO SECTION 13 OR 15(d) OF THE
                     SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): July 31, 2002

                      Price Communications Corporation
             (Exact Name of Registrant as Specified in Charter)


          New York                  1-8309                   13-2991700
(State or Other Jurisdiction      (Commission              (IRS Employer
      of Incorporation)           File Number)            Identification No.)


                            45 Rockefeller Plaza
                          New York, New York 10020
          (Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code: (212) 757-5600


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ITEM 4. CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT

    On July 31, 2002, Price Communications Corporation, a New York corporation ("Registrant"), dismissed Arthur Andersen LLP ("AA") as Registrant's principal accountant to audit Registrant's financial statements, and effective the same date engaged Deloitte & Touche in place of AA. Both the dismissal of AA and the engagement of Deloitte & Touche were approved by Registrant's Board of Directors and Audit and Finance Committee.

    AA's reports on Registrant's financial statements for each of the years ended December 31, 2000 and 2001 did not contain an adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope or accounting principles.

    During the years ended December 31, 2000 and 2001 and through the date hereof, there were no disagreements with AA on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to AA's satisfaction, would have caused AA to make reference to the subject matter of the disagreements in connection with AA's reports on Registrant's financial statements for such years; and there were no reportable events as defined in Item 304(a)(1)(v) of Regulation S-K.

    Registrant has been advised that AA is no longer in a position to provide letters relating to its termination as a former audit client's principal accountant in accordance with Item 304(a)(3) of Regulation S-K, and that AA's inability to provide such letters has been discussed with the staff at the Securities and Exchange Commission.

    During the years ended December 31, 2000 and 2001 and through the date hereof, Registrant did not consult Deloitte &Touche regarding the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on Registrant's financial statements, or any of the matters or reportable events set forth in Items 304(a)(2)(i) and (ii) of Regulation S-K.

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                                   SIGNATURES

    Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 31, 2002

                                         PRICE COMMUNICATIONS CORPORATION

                                         By: /s/ Kim Pressman
                                             ------------------------------
                                             Kim Pressman
                                             Executive Vice President and
                                               Chief Financial Officer